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                                                                    EXHIBIT 10.1
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                             Kaiser Ventures Inc.
                     Long Term Transaction Incentive Plan

          This Long Term Transaction Incentive Plan is hereby adopted by the Company (certain capitalized terms are defined in the final section of this Plan).

     1.   Purposes of the Plan.  The purposes of this Plan are:

       .  To retain key personnel,

       .  To provide additional incentives to those personnel, and

       . To promote the Monetization of the Assets of the Company and maximize the distribution of cash to the Company's shareholders.

     2. Overview. The Plan creates a cash incentive pool for the management of the Company, whose value will depend upon the amount of cash distributions available to the Company's shareholders. As further provided herein, the Plan provides for the creation and payment of an incentive pool equal to the sum of
(i) 5 percent of the amount of any Aggregate Realized Value in excess of $88,400,000 (approximately $13.00 per share) but less than $107,300,000 (approximately $15.78 per share before payments under this Plan), and (ii) 10% of the amount of any Aggregate Realized Value in excess of $107,300,000.

     3.   Payment of Incentive Bonuses.

          3.1 Interim Payments. Subject to the terms and conditions of this Plan, upon any Interim Monetization in which the Realized Value of the Asset involved is at least 95 percent of that Asset's Target Value, the Company hereby agrees to pay to each Participant an Incentive Bonus equal to that Participant's Allocated Percentage at the time of the Interim Monetization times (i) 2.5% of any Value Realized for that Asset in excess of its Base Value but less than its Target Value plus (ii) 5% of any Value Realized for that Asset in excess of its Target Value. For purposes of calculating whether the 95% threshold has been exceeded, the amount of any contingent payment will be included except to the extent that there is no reasonable possibility that the Company will meet such contingency. However, no Interim Payment of less than $5,000 shall be made.

          3.2 Final Payment. Subject to the terms and conditions of this Plan, upon Final Monetization, the Company hereby agrees to pay to each Participant an Incentive Bonus equal to that Participant's Allocated Percentage at the time of the Final Monetization times the total of (i) 5% of any Aggregate Realized Value in excess of $88,400,000 but less than $107,300,000 plus (ii) 10% of any Aggregate Realized Value in excess of the Aggregate Target Value, less (iii) any payments previously made to all Participants under Section 3.1.

          3.3 Payment. The Company may use, in the discretion of the Board, any one or more of the following approaches to pay an Incentive Bonus: (i) pay in full the amount due to each Participant based on the Realized Value (whether received at that time or not) within 30 days of the event, or (ii) pay to each Participant within 30 days after the Company actually receives any installment an amount equal to that Participant's Installment Percentage of the installment or (iii) provide each Participant with an ownership interest (in the form of securities or interests in any liquidating trust) representing an Installment Percentage of any securities or interests being distributed to the Shareholders and other Participants. "Installment Percentage" is calculated by dividing (i) the amount due to the Participant based on the Realized Value of non-contingent payments involved by (ii) the total of those non-contingent payments. On satisfaction of any
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contingency, the Installment Percentage will be recalculated (using the same
Allocation Percentages as before) based on the total non-contingent amounts paid and to be paid, and any additional amounts due with respect to a prior payment as a result of any increase in the Installment Percentage shall be promptly paid to each Participant by the Company.

     4. Examples. Examples of the calculation and payments of amounts under this Plan have been made available to each Participant.

     5. Reporting. The Company shall provide each Participant, at any time at which a payment is due hereunder, with a statement setting forth its calculation of the payment(s) then due. Each Participant shall have 30 days to review such statement, and unless such Participant provides written notice to the Company of any objections to the calculation within that period, the calculation shall be final and binding. If a Participant timely objects to the statement, the dispute will be immediately submitted to a arbitrator agreed by the Company and Participants holding a majority of the Allocation Percentage with respect to that statement or, if no such arbitrator is agreed upon within 15 days, the dispute shall be resolved under the commercial arbitration rules of the American Arbitration Association. The determination of the arbitrator shall be final, conclusive and binding on the parties.

     6. Withholdings. The Company may deduct all federal, state, local and other taxes or withholdings required by law to be withheld with respect to any all amounts paid under this Plan.

     7.   Non-Transferability of Rights.

          7.1 No Transfers. No Participant may sell, pledge, assign, hypothecate, transfer or dispose of any of his or her rights under this Plan in any manner other than by will or by the laws of descent or distribution, except that the Company may, if it wishes to do so, allow the spouse of the Participant to hold and/or exercise rights hereunder pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

          7.2 Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any payments under this Plan in the event of the Participant's death. If a Participant is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective. A Participant may change such designation of his or her beneficiary at any time by written notice, subject to the above spousal consent conditions.

          7.3 Effect of No Designation. If a Participant dies and there is no living beneficiary validly designated under this Plan, any payments under this Plan due to the Participant will be made to the executor or administrator of the estate of the Participant.

          7.4. Rights of Participants and Beneficiaries. The Company shall pay all amounts payable hereunder only to the Participant or any beneficiaries properly designated pursuant to this Plan. The Company shall not be liable for the debts, contracts or engagements of any Participant or his or her beneficiaries, and rights to payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding, while in the hands of the Company.

          7.5 Additional Participants. If a Participant ceases to work for the Company on a full time or part time basis, the Board may in its discretion award any replacement (provided the replacement is not already a Participant) for that person a number of points up to the number of the
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former Participant, and the replacement executive will thereafter be treated as a Participant. At no time may the number of points in any month exceed 100.

     8. No Right to Continued Employment. This Plan shall not confer upon a Participant any right with respect to continuing the Participant's employment or consulting relationship with the Company, nor shall it interfere in any way with the Participant's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause. This Plan shall not affect the rights of the Participants or any other employees to participate under other plans of the Company.

     9. Funding; Rights to Payment. This Plan is an unfunded arrangement. To the extent any Participant acquires a right to receive payments under the Plan, such rights shall be no greater than the right of any unsecured creditor of the Company. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or fiduciary relationship between the Company and any Participant, which shall continue to be as it was without reference to this Plan.

     10.  Administration.

          10.1  Administrator.  The Plan shall be administered by (i) the Board
                -------------
or (ii) a Committee of the Board. Once appointed, any Committee shall administrate the Plan until otherwise directed by the Board, and all references in this Plan (other than in this Section 10) to the Board shall mean the Committee. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by applicable laws, and to the extent relevant, the rules for qualification as "performance-based compensation" under Section 162(m).

          10.2  Powers of Administrator.  Subject to the provisions of the Plan
                -----------------------
and, in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Board and the Committee shall have the authority, in its discretion to take any action provided in this Plan, including:

          .     to construe and interpret the terms of the Plan;

          . to prescribe, amend and rescind rules and regulations relating to the Plan; and

          . to make all other determinations deemed necessary or advisable for administering the Plan.

          10.3  Effect of Decisions.  The decisions, determinations and
                -------------------
interpretations of the Board and the Committee made in good faith shall be final and binding on all Participants.

     11. Amendment and Termination of the Plan. This Plan may be amended or terminated by the Company, although no amendment or termination of the Plan may adversely impact the rights of a Participant or affect his or her benefits hereunder, unless otherwise mutually agreed in writing between the Participant and the Company as well. The right to earn awards under this Plan will expire on the earlier of Final Monetization or December 31, 2003.

     12. Governing Law. The Plan shall be governed by, and construed in accordance with the laws of the State of California (without giving effect to conflicts of law principles).
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     13.  Definitions.  As used herein, the following definitions shall apply:

     "Aggregate Realized Value" means the Realized Value of all Assets (including in each case, any reasonable reserves as determined by the Board in good faith), (i) less all corporate expenses of the Company after June 30, 2000 not otherwise taken into account in determining Realized Value, (ii) plus all state and federal income taxes paid by the Company with respect to periods after June 30, 2000 and (iii) less the amount of state and federal assumed in determining Realized Value.

     "Asset" means each of the Assets set forth on the schedules provided to the Participants.

     "Allocated Percentage" means (i) the number of points for each Participant set forth next to his or her name on Schedule 1, (ii) multiplied by the number of months that Participant worked for the Company on a full or part time basis between June 30, 2000 and the Monetization involved and (iii) divided by the total number of points of all Participants as of the Monetization involved. However, if a Participant is terminated as an employee by the Company with Cause, his number of points for all calculations under the Plan after the date of his departure will be zero (thus, a Participant whose employment terminates after Cause will not share in any subsequent distributions under the Plan; a Participant who departs without Cause will continue to share, although his Allocated Percentage may decline because he will cease to accrue points thereafter). The aggregate Allocation Percentages of all Participants shall equal 100%.

     "Base Value" means the value with respect to each Asset assigned by the Board as a base value in the materials provided to the Participants.

     "Board" means the Board of Directors of the Company.

     "Cause" shall be as defined in each Participant's employment agreement.

     "Committee" means a committee designated by the Board. To the extent it is involved in such matters, any Committee must comply with any applicable requirements for any payments under this Plan to qualify as "performance-based compensation" under Section 162(m) with respect to "covered employees" within the meaning of Section 162(m).

     "Company" means Kaiser Ventures Inc.

     "Final Monetization" shall mean the time at which the last Asset shall have been Monetized.

     "Interim Monetization" shall mean the time at which an Asset (other than the last Assert) shall have been Monetized.

     "Monetized" means the conversion (through sale, lease or other methods) of substantially all of the value of an Asset into cash or marketable securities, or the right to receive to receive future payments of cash or marketable securities without substantial additional operating risk. If the Board determines to hold an Asset on an income producing basis and distribute the cash received therefrom to the Shareholders of the Company from time to time, the Board may declare the Asset Monetized.

     "Participants" means the persons set forth on Schedule 1 and any person added by the Board as provided in Section 2.5.
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     "Plan" means this Long Term Transaction Incentive Plan.

     "Realized Value" means the aggregate of all consideration received by the Company with regard to an Asset after the date hereof, whether in cash or any property, net of (i) all expenses directly related to that Asset, whether operational or transactional (including brokerage and legal costs), but not including any overhead charges and (ii) taxes on that amount at the rate assumed in the Valuation Analysis provided to the Participants. If the consideration in a Transaction is paid in whole or in part in the form of securities or other assets, the value of such securities or other assets shall be fair market value thereof (based, in the case of securities with an existing public trading market, on the last sales price for such securities on the last trading day prior to the event involved). In the event that any property is to be received in the future with respect to an Asset that has been Monetized, Realized Value shall include the present value of any such property. Present values will be calculated as reasonably determined by the Board. No discount shall be taken for future contingencies, although the Board may choose to postpone payment until money is received.

     "Target Value" means the value with respect to each Asset assigned by the Board as a target value in the materials provided to the Participants.

                                   Approved
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The foregoing Kaiser Ventures Inc. Long Term Transaction Incentive Plan (and
exhibits thereto) was approved by the Board of Directors of Kaiser Ventures Inc. to be effective as of June 30, 2000.

                              Kaiser Ventures Inc.



                              By: /s/ Todd G. Cole
                                  ----------------
                                  Todd G. Cole
                                  Chairman of Human Relations Committee
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                                  Schedule 1
                            Participants and Points

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                Participant                               Number of Points
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               Rick Stoddard                                    40
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               Terry Cook                                       24
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               Jim Verhey                                       16
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               Anthony Silva                                    12
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               Paul Shampay                                      8
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